    As filed with the Securities and Exchange Commission on January 15, 2002

                                                Registration Number 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         WEATHERFORD INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

                                    DELAWARE

         (State or other jurisdiction of incorporation or organization)

                                   04-2515019
                      (I.R.S. Employer Identification No.)

                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 BURT M. MARTIN
                         WEATHERFORD INTERNATIONAL, INC.
                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
   TITLE OF EACH CLASS OF                                   PROPOSED MAXIMUM         PROPOSED MAXIMUM AGGREGATE      AMOUNT OF
SECURITIES TO BE REGISTERED    AMOUNT TO BE REGISTERED  OFFERING PRICE PER SHARE(1)      OFFERING PRICE(1)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $1.00 par value            226,905                   $36.32                      $8,240,056             $1,969.37
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 and based upon the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on January 9, 2002.

                                   ----------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, Dated January 15, 2002

PROSPECTUS

                                 226,905 Shares

                         WEATHERFORD INTERNATIONAL, INC.

                                  Common Stock

                                   ----------

         The selling stockholders of Weatherford International, Inc. listed on pages 4 and 5 may offer and resell up to 226,905 shares of our common stock under this prospectus. We will not receive any of the proceeds from sales of shares by the selling stockholders.

         Our common stock is traded on the New York Stock Exchange under the symbol "WFT". On January 10, 2002, the last reported sales price for our common stock on the New York Stock Exchange was $36.06 per share.

         The selling stockholders may sell these shares from time to time on the New York Stock Exchange or otherwise. They may sell the shares at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for their legal fees and for any commissions or discounts due to brokers or dealers. The amount of those commissions or discounts will be negotiated before the sales. We will pay all of the other offering expenses.

         Our principal executive offices are located at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027. Our telephone number is (713) 693-4000.

                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

               The date of this prospectus is ____________, 2002.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER WE NOR THE SELLING STOCKHOLDERS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. UNDER NO CIRCUMSTANCES SHOULD THE DELIVERY TO YOU OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROSPECTUS. IN THIS PROSPECTUS, WHEN WE REFER TO WEATHERFORD AND USE PHRASES SUCH AS "WE" AND "US", WE ARE GENERALLY REFERRING TO WEATHERFORD INTERNATIONAL, INC. AND ITS SUBSIDIARIES AS A WHOLE OR ON A DIVISION BASIS DEPENDING ON THE CONTEXT IN WHICH THE STATEMENTS ARE MADE.

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.............................................2

SELLING STOCKHOLDERS............................................................4

PLAN OF DISTRIBUTION............................................................7

LEGAL MATTERS...................................................................7

EXPERTS  .......................................................................7

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. You may inspect and copy those reports, proxy statements and other information at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

         The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us. You can also inspect and copy those reports, proxy and information statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common stock is listed.

         We have filed with the SEC a registration statement on Form S-3 covering the shares offered by this prospectus. This prospectus is only a part of the registration statement and does not contain all of the information in the registration statement. For further information on us and the common stock being offered, please review the registration statement and the exhibits that are filed with it. Statements made in this prospectus that describe documents may not necessarily be complete. We recommend that you review the documents that we have filed with the registration statement to obtain a more complete understanding of those documents.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us.

         The following documents that we have filed with the SEC (File No. 1-13086) are incorporated by reference into this prospectus:

         o Our Annual Report on Form 10-K for the year ended December 31, 2000, as amended by Amendment Nos. 1 and 2 to Form 10-K on Forms 10-K/A;

         o        Our Quarterly Report on Form 10-Q for the quarter ended March
                  31, 2001;

         o        Our Quarterly Report on Form 10-Q for the quarter ended June
                  30, 2001;

         o Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

         o        Our Current Report on Form 8-K dated January 30, 2001;

         o Our Current Report on Form 8-K dated February 9, 2001, as amended by Amendment No. 1 to Form 8-K on Form 8-K/A;

         o        Our Current Report on Form 8-K dated April 19, 2001;

         o        Our Current Report on Form 8-K dated August 13, 2001;

         o        Our Current Report on Form 8-K dated October 24, 2001;

         o        Our Current Report on Form 8-K dated November 6, 2001;

         o        Our Current Report on Form 8-K dated November 16, 2001;

         o        Our Current Report on Form 8-K dated November 30, 2001; and

         o The description of our common stock contained in our Registration Statement on Form 8-A (filed May 19, 1994) and as amended by our Registration Statement on Form S-3 (Registration No. 333-44272), including any amendment or report filed for the purpose of updating such description.

         All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027, Attention: Secretary (telephone number: (713) 693-4000). If you have any other questions regarding us, please contact our Investor Relations Department in writing (515 Post Oak Blvd., Suite 600, Houston, Texas 77027) or by telephone ((713) 693-4000) or visit our website at www.weatherford.com.

                              SELLING STOCKHOLDERS

         This prospectus is part of a registration statement that we filed pursuant to registration rights granted to the selling stockholders under an agreement we entered into in connection with our acquisition of Specialty Machine & Supply, LLC.

         Pursuant to the terms of the acquisition agreement, we will pay all expenses of registering the shares under the Securities Act of 1933, including all registration and filing fees, printing expenses and the fees and disbursements of our counsel and accountants. The agreement also provides that we will indemnify the selling stockholders against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the selling stockholders may be required to make in respect thereof. The selling stockholders will pay all fees and disbursements of their counsel and all brokerage fees, commissions and expenses for any shares that are registered and that they sell. We expect to withdraw registration of any unsold shares on or shortly after May 31, 2003, when we expect the shares will be eligible for public sale pursuant to the exemption from registration provided by Rule 144(k) under the Securities Act of 1933.

         The following table sets forth the beneficial ownership of common stock by each selling stockholder as of January 14, 2002, all of which may be sold pursuant to this prospectus:

                                                                               PERCENTAGE OF
                         NAME OF                           NUMBER OF SHARES     OUTSTANDING
                   SELLING STOCKHOLDER                       OWNED (1)(2)       SHARES (3)
---------------------------------------------------------  ----------------    -------------
Michael Porter...........................................               912          *
Michael V. Johnson.......................................               159          *
Michael R. and Jane L. Nicolais..........................               159          *
John David Hervey........................................                53          *
Craig Klassmeyer.........................................                63          *
Trevor Turbidy...........................................                63          *
John B. Turbidy, Sr......................................                47          *
Nita Sanger..............................................                47          *
John H. Blankley.........................................                32          *
William R. Ziegler.......................................             5,990          *
Edwin T. Markham.........................................               225          *
Steven A. Webster........................................            13,789          *
Douglas A. P. Hamilton...................................             2,673          *
Paul B. Loyd, Jr.........................................             4,734          *
Arvind S. Sanger.........................................             1,142          *
Antony T. F. Lundy.......................................             4,071          *
Stig Wennerstrom and Britt-Marie Wennerstrom.............               554          *
Lawrence Allen Lundy.....................................               111          *
Steven C. Rodger.........................................                90          *
Lawrence A. Peck.........................................               279          *
Thomas R. Plante, Jr.....................................                27          *
Robert Maina.............................................                53          *
David C. Bradshaw........................................               105          *
Curtis and Jaime Launer..................................                53          *
Phokian Potamianos and Elizabeth Anne Casey..............               105          *
J. Kent Sweezey..........................................                53          *
Sunbeam Maritime Inc.....................................             5,887          *

                                                                               PERCENTAGE OF
                         NAME OF                           NUMBER OF SHARES     OUTSTANDING
                   SELLING STOCKHOLDER                       OWNED (1)(2)       SHARES (3)
---------------------------------------------------------  ----------------    -------------
Roy T. Oliver, Jr........................................               729          *
Mike Mullen..............................................               729          *
Thomas H. O'Neill, Jr....................................             4,704          *
Sea Eagle Chartering Ltd.................................               661          *
Mount Airy Shipping & Trading Ltd........................               661          *
Cerrito Partners.........................................             5,887          *
Roberto Marsella.........................................             1,067          *
Islandia, L.P............................................             1,473          *
Roberto Marsella as Trustee for the Cinque Grat..........               406          *
Tarpon Enterprises, L.L.C................................             1,619          *
Lakeshore Resources......................................             1,183          *
Equus II Incorporated....................................            60,595          *
Trent B. Latshaw.........................................             8,774          *
Growth Capital Partners (4)..............................             3,315          *
Will's Wei Corporation...................................            10,485          *
Debera Reiley............................................               605          *
Richard H. Reiley........................................               454          *
Gladys B. Latshaw........................................               197          *
Jay L. and Linda Fierke..................................               197          *
Michael T. Mino..........................................                90          *
Wayne Meyer..............................................                90          *
Jack T. Madeley..........................................                90          *
Fred Domingue............................................             4,722          *
Gerald Chiasson..........................................             4,722          *
Jack C. Hisaw............................................             4,722          *
Floyd D. Lambert.........................................             2,508          *
Layne M. Boudreaux.......................................             2,085          *
Joseph D. Sarver ........................................               281          *
S. Charles Maurice.......................................             1,369          *
Finova Mezzanine Capital Inc.............................            17,868          *
Tulsa Industries, Inc.(5)................................            43,141          *

----------

*        Less than 1%.

(1) Because the selling stockholders may offer all or a portion of the shares pursuant to this prospectus, we cannot estimate to the number of shares of our common stock that the selling stockholders will hold upon termination of any sales.

(2) The selling stockholders have sole voting and sole investment power with respect to all shares owned. Ownership is determined in accordance with Rule 13d-3 under the Exchange Act.

(3) Assumes the sale of all of the shares offered hereby to persons who are not affiliates of the selling stockholders.

(4) Charles C. Stephenson, Jr., John T. McNabb, II, Fenner R. Weller, Jr., David W. Sargent and Growth Capital Partners, L.P. are the beneficial owners of Growth Capital Partners.

(5) In May 2001, we entered into an acquisition agreement with Tulsa Industries, Inc. and Specialty Holdings, Inc., a wholly-owned subsidiary of Tulsa, in connection with the acquisition of Specialty Machine & Supply, LLC. These shares are held in escrow to secure certain indemnification obligations to us in connection with our acquisition of Specialty Machine & Supply, LLC.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that they may sell the shares on the New York Stock Exchange or otherwise, at market prices or at negotiated prices. They may sell shares by one or a combination of the following:

         o a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

         o transactions in options, swaps or other directives, whether exchange-listed or otherwise;

         o short sales, ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

         o        privately negotiated transactions.

         Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in sales of shares. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated prior to the sale. The selling stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any proceeds or commissions received by them or any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions.

         When any of the selling stockholders notifies us of a particular offering of common stock under this prospectus, we will file a prospectus supplement, if required by the Securities Act of 1933, setting forth:

         o the number of shares being offered and the terms of the offering, including the purchase price;

         o the name of each of the participating broker-dealers or agents;

         o the purchase price paid for the shares purchased from the selling stockholders; and

         o any items constituting compensation from the selling stockholders.

         We will not receive any of the proceeds from the sale of the shares offered by this prospectus.

                                  LEGAL MATTERS

         Burt M. Martin, our Vice President - Law, has advised us with respect to the validity of the shares of common stock offered by this prospectus. Mr. Martin holds options to purchase 239,013 shares of common stock.

                                     EXPERTS

         The consolidated financial statements of Weatherford International, Inc. and the related consolidated financial statement schedule incorporated by reference in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with this offering are:

         Securities and Exchange Commission Registration Fee.....................................       $ 1,970
         New York Stock Exchange Listing Fee.....................................................         1,500
         Legal Fees and Expenses.................................................................         1,000
         Accounting Fees and Expenses............................................................         2,500
         Blue Sky Fees and Expenses (including legal fees).......................................         1,000
         Miscellaneous...........................................................................         1,030
                                                                                                        -------
                  TOTAL..........................................................................       $ 9,000
                                                                                                        =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

         Section 145 of the Delaware General Corporation Law grants to the Registrant the power to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Amended and Restated By-laws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc. ("Lehman Brothers"), constitute two of the eight members of the Board of Directors of the Registrant. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc. ("Holdings"), both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of the Registrant, are to be indemnified by Lehman Brothers and Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of the Registrant at the request of Lehman Brothers and Holdings.

         Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities which they may incur in their capacity as directors pursuant to insurance maintained by Holdings.

ITEM 16. EXHIBITS.

        3.1   -   Amended and Restated Certificate of Incorporation of the
                  Registrant, as amended (incorporated by reference to Exhibit
                  No. 3.1 to Form 10-K (File 1-13086) filed March 30, 1999).

        3.2   -   By-laws of the Registrant, as amended (incorporated by
                  reference to Exhibit No. 3.2 to Form 8-K (File 1-3086) filed
                  June 2, 1998).

        3.3   -   Certificate of Designation of the Registrant's Series A
                  Preferred Stock, par value $1.00 per share (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3
                  (Reg. No. 333-41344)).

        4.1   -   See Exhibits numbered 3.1 and 3.2 for provisions of the
                  Amended and Restated Certificate of Incorporation and By-laws of the Registrant defining the rights of the holders of Common
                  Stock.

        4.2   -   Amended and Restated Credit Agreement dated as of May 27,
                  1998, among EVI, Inc., EVI Oil Tools Canada Ltd., Chase Bank of Texas, National Association, as U.S. Administrative Agent,
                  The Bank of Nova Scotia, as Documentation Agent and Canadian
                  Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the other Lenders defined therein, including the forms of Notes
                  (incorporated by reference to Exhibit No. 4.1 to Form 8-K
                  (File 1-13086) filed June 16, 1998).

        4.3   -   Indenture dated as of October 15, 1997, between EVI, Inc. and
                  The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit No. 4.13 to Registration Statement on
                  Form S-3 (Reg. No. 333- 45207)).

        4.4   -   First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee
                  (including Form of Debenture) (incorporated by reference to Exhibit 4.2 to Form 8-K (File 1-13086) filed November 5,
                  1997).

        4.5   -   Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated, Donaldson,
                  Lufkin & Jenrette Securities Corporation, Credit Suisse First
                  Boston Corporation, Lehman Brothers Inc., Prudential
                  Securities Incorporated and Schroder & Co. Inc. (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K
                  (File 1-13086) filed November 5, 1997).

        4.6   -   Indenture dated May 17, 1996, between Weatherford Enterra,
                  Inc. and Bank of Montreal Trust Company, as Trustee
                  (incorporated by reference to Exhibit 4.1 to Weatherford
                  Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

        4.7   -   First Supplemental Indenture dated and effective as of May 27,
                  1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust
                  Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form 8-K
                  (File No. 1-7867) filed June 2, 1996).

        4.8   -   Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May 15,
                  2006 (incorporated by reference to Exhibit 4.2 to Weatherford
                  Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

        4.9   -   Registration Rights Agreement, dated as of February 9, 2001, between WEUS Holding, Inc. and Universal Compression Holdings,
                  Inc. (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q of Universal Compression
                  Holdings, Inc. (File No. 001-15843) filed on February 14,
                  2001).

        4.10  -   Second Supplemental Indenture dated June 30, 2000, between
                  Weatherford International, Inc. and The Bank of New York, as successor trustee to Bank of Montreal Trust (including form of Debenture) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-13086) filed July 10,
                  2000).

        4.11  -   Third Supplemental Indenture dated November 16, 2001, between
                  Weatherford International, Inc. and The Bank of New York, as
                  Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed on November 20, 2001).

        4.12  -   Registration Rights Agreement dated June 30, 2000, between
                  Weatherford International, Inc. and Morgan Stanley & Co.
                  Incorporated (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-13086) filed July 10,
                  2000).

        4.13  -   Credit Agreement dated April 26, 2001, among Weatherford
                  International, Inc., Weatherford Eurasia Limited, Weatherford
                  Eurasia B.V., Bank One, NA, as Administrative Agent and
                  Lender, The Royal Bank of Scotland plc, as Documentation Agent and Lender, Royal Bank of Canada, as Syndication Agent and
                  Lender, ABN AMRO Bank N.V., as Syndication Agent and Lender,
                  Banc One Capital Markets, Inc., as Lead Arranger and Sole Book
                  Runner, and the other Lenders defined therein (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3
                  (Reg. No. 333-60648) filed on May 10, 2001).

        4.14  -   Sale Agreement dated July 2, 2001, among Weatherford
                  Artificial Lift Systems, Inc., Weatherford U.S., L.P. and each of their U.S. affiliates who become Originators, as Sellers, and W1 Receivables, L.P., as Purchaser (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

        4.15  -   Purchase Agreement dated July 2, 2001, among W1 Receivables,
                  L.P., as Seller, Weatherford International, Inc., as Servicer, and Jupiter Securitization Corporation and Bank One, NA (Main
                  Office Chicago), as Agents (incorporated by reference to
                  Exhibit 4.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

        4.16  -   Registration Rights Agreement dated November 16, 2001, among
                  Weatherford International, Inc. and Credit Suisse First Boston
                  Corporation and Lehman Brothers Inc., on behalf of the Initial
                  Purchasers (incorporated by reference to Exhibit 4.16 to Registration Statement on Form S-3 (Reg. No. 333- 73770) filed on November 20, 2001).

       *4.17  -   Acquisition Agreement dated May 11, 2001, among Tulsa
                  Industries, Inc., Specialty Holdings, Inc., WEUS Holding, Inc.
                  and Weatherford International, Inc.

       *5.1   -   Opinion of Burt M. Martin, Vice President - Law and Secretary
                  of the Registrant.

      *23.1   -   Consent of Arthur Andersen LLP, with respect to the financial statements of Weatherford International, Inc.

      *23.3   -   Consent of Burt M. Martin, Vice President - Law and Secretary
                  of the Registrant (included in Exhibit 5.1).

      *24.1   -   Powers of Attorney from certain members of the Board of
                  Directors of the Registrant (contained on page II-5).

----------

*  Filed herewith.

As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreement to the Commission upon request.

ITEM 17. UNDERTAKINGS.

              The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                     (2) That, for the purpose of determining any liability
              under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a
              post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Securities Act or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Houston, State of Texas, on January 14, 2002.

                        WEATHERFORD INTERNATIONAL, INC.

                        By:             /s/ Bernard J. Duroc-Danner
                           -----------------------------------------------------
                                          Bernard J. Duroc-Danner
                            President, Chief Executive Officer, Chairman of the
                             Board and Director (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Burt M. Martin, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                              Title                                      Date
                   ---------                                              -----                                      ----

          /s/ Bernard J. Duroc-Danner                     President, Chief Executive Officer,                  January 14, 2002
----------------------------------------------             Chairman of the Board and Director
            Bernard J. Duroc-Danner                          (Principal Executive Officer)

             /s/ Lisa W. Rodriguez                            Vice President - Finance and                     January 14, 2002
----------------------------------------------                         Accounting
               Lisa W. Rodriguez                          (Principal Financial and Accounting
                                                                        Officer)

             /s/ David J. Butters                                       Director                               January 14, 2002
----------------------------------------------
               David J. Butters

             /s/ Philip Burguieres                                      Director                               January 14, 2002
----------------------------------------------
               Philip Burguieres

             /s/ Sheldon B. Lubar                                       Director                               January 14, 2002
----------------------------------------------
               Sheldon B. Lubar

            /s/ William E. Macaulay                                     Director                               January 14, 2002
----------------------------------------------
              William E. Macaulay

             /s/ Robert B. Millard                                      Director                               January 14, 2002
----------------------------------------------
               Robert B. Millard

           /s/ Robert K. Moses, Jr.                                     Director                               January 14, 2002
----------------------------------------------
             Robert K. Moses, Jr.

              /s/ Robert A. Rayne                                       Director                               January 14, 2002
----------------------------------------------
                Robert A. Rayne

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   3.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit No. 3.1 to Form 10-K (File 1-13086) filed
                         March 30, 1999).

   3.2 By-laws of the Registrant, as amended (incorporated by reference to Exhibit No. 3.2 to Form 8-K (File 1-3086) filed June 2, 1998).

   3.3                   Certificate of Designation of the Registrant's Series A
                         Preferred Stock, par value $1.00 per share
                         (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3 (Reg. No.
                         333-41344)).

   4.1 See Exhibits numbered 3.1 and 3.2 for provisions of the Amended and Restated Certificate of Incorporation and
                         By-laws of the Registrant defining the rights of the holders of Common Stock.

   4.2                   Amended and Restated Credit Agreement dated as of May
                         27, 1998, among EVI, Inc., EVI Oil Tools Canada Ltd.,
                         Chase Bank of Texas, National Association, as U.S.
                         Administrative Agent, The Bank of Nova Scotia, as
                         Documentation Agent and Canadian Agent, ABN AMRO Bank,
                         N.V., as Syndication Agent, and the other Lenders defined therein, including the forms of Notes
                         (incorporated by reference to Exhibit No. 4.1 to Form
                         8-K (File 1-13086) filed June 16, 1998).

   4.3                   Indenture dated as of October 15, 1997, between EVI,
                         Inc. and The Chase Manhattan Bank, as Trustee
                         (incorporated by reference to Exhibit No. 4.13 to Registration Statement on Form S-3 (Reg. No.
                         333-45207)).

   4.4                   First Supplemental Indenture dated as of October 28,
                         1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee (including Form of Debenture) (incorporated by reference to Exhibit 4.2 to Form 8-K (File 1-13086) filed November 5, 1997).

   4.5 Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co.
                         Incorporated, Donaldson, Lufkin & Jenrette Securities
                         Corporation, Credit Suisse First Boston Corporation,
                         Lehman Brothers Inc., Prudential Securities
                         Incorporated and Schroder & Co. Inc. (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K
                         (File 1-13086) filed November 5, 1997).

   4.6                   Indenture dated May 17, 1996, between Weatherford
                         Enterra, Inc. and Bank of Montreal Trust Company, as
                         Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form 8-K
                         (File No. 1-7867) dated May 28, 1996).

   4.7 First Supplemental Indenture dated and effective as of May 27, 1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust Company, as Trustee
                         (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form 8-K
                         (File No. 1-7867) filed June 2, 1996).

   4.8                   Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due
                         May 15, 2006 (incorporated by reference to Exhibit 4.2 to Weatherford Enterra, Inc.'s Current Report on Form
                         8-K (File No. 1-7867) dated May 28, 1996).

   4.9                   Registration Rights Agreement, dated as of February 9,
                         2001, between WEUS Holding, Inc. and Universal
                         Compression Holdings, Inc. (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q of
                         Universal Compression Holdings, Inc. (File No.
                         001-15843) filed on February 14, 2001).

   4.10 Second Supplemental Indenture dated June 30, 2000, between Weatherford International, Inc. and The Bank of
                         New York, as successor trustee to Bank of Montreal
                         Trust (including form of Debenture) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K
                         (File No. 1-13086) filed July 10, 2000).

   4.11 Third Supplemental Indenture dated November 16, 2001, between Weatherford International, Inc. and The Bank of
                         New York, as Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3
                         (Reg. No. 333-73770) filed on November 20, 2001).

   4.12 Registration Rights Agreement dated June 30, 2000, between Weatherford International, Inc. and Morgan
                         Stanley & Co. Incorporated (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No.
                         1-13086) filed July 10, 2000).

   4.13                  Credit Agreement dated April 26, 2001, among
                         Weatherford International, Inc., Weatherford Eurasia
                         Limited, Weatherford Eurasia B.V., Bank One, NA, as
                         Administrative Agent and Lender, The Royal Bank of
                         Scotland plc, as Documentation Agent and Lender, Royal
                         Bank of Canada, as Syndication Agent and Lender, ABN
                         AMRO Bank N.V., as Syndication Agent and Lender, Banc
                         One Capital Markets, Inc., as Lead Arranger and Sole
                         Book Runner, and the other Lenders defined therein
                         (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3 (Reg. No. 333-60648) filed on May 10, 2001).

   4.14                  Sale Agreement dated July 2, 2001, among Weatherford
                         Artificial Lift Systems, Inc., Weatherford U.S., L.P.
                         and each of their U.S. affiliates who become
                         Originators, as Sellers, and W1 Receivables, L.P., as
                         Purchaser (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended
                         June 30, 2001 (File No. 1- 13086)).

   4.15                  Purchase Agreement dated July 2, 2001, among W1
                         Receivables, L.P., as Seller, Weatherford
                         International, Inc., as Servicer, and Jupiter
                         Securitization Corporation and Bank One, NA (Main
                         Office Chicago), as Agents (incorporated by reference to Exhibit 4.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

   4.16 Registration Rights Agreement dated November 16, 2001, among Weatherford International, Inc. and Credit Suisse
                         First Boston Corporation and Lehman Brothers Inc., on behalf of the Initial Purchasers (incorporated by reference to Exhibit 4.16 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed on November 20,
                         2001).

   *4.17                 Acquisition Agreement dated May 11, 2001, among Tulsa
                         Industries, Inc., Specialty Holdings, Inc., WEUS
                         Holding, Inc. and Weatherford International, Inc.

   *5.1                  Opinion of Burt M. Martin, Vice President - Law and
                         Secretary of the Registrant.

   *23.1 Consent of Arthur Andersen LLP, with respect to the financial statements of Weatherford International, Inc.

   *23.3                 Consent of Burt M. Martin, Vice President - Law and
                         Secretary of the Registrant (included in Exhibit 5.1).

   *24.1 Powers of Attorney from certain members of the Board of Directors of the Registrant (contained on page II-5).

----------

*  Filed herewith.